UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 16, 2006
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS
DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Appointment of Officer.
     On November 16, 2006, Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of Crosstex Energy, L.P. (the “Partnership”), announced the appointment of Robert S. Purgason as Executive Vice President and Chief Operating Officer of Crosstex Energy GP, LLC, effective as of November 16, 2006. Prior to this promotion, Mr. Purgason served as Crosstex Energy GP, LLC’s Senior Vice President — Treating Division. Mr. Purgason’s compensation as Executive Vice President and Chief Operating Officer will include an annual salary of $275,000 and bonuses, equity incentives and other benefits consistent with the treatment of other executives within the company.
     The information required by Items 401(b) and (e) of Regulation S-K with respect to Mr. Purgason is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 15, 2006. Mr. Purgason does not have any relationship or related transaction with the Partnership that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
     On November 16, 2006, the Partnership issued a press release (the “Press Release”) announcing the appointment of Mr. Purgason as the Partnership’s Executive Vice President and Chief Operating Officer, effective as of November 16, 2006. A copy of the Press Release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1 —	Press Release dated November 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P.,
its General Partner
By:	Crosstex Energy GP, LLC,
its General Partner

Date: November 21, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1 —	Press Release dated November 16, 2006.

4